EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 and related prospectus of Chicken Soup for the Soul Entertainment, Inc. and Subsidiaries of our report dated March 29, 2022 relating to the December 31, 2021 and 2020 consolidated financial statements of Chicken Soup for the Soul Entertainment, Inc. and Subsidiaries included in its Annual Report (Form 10-K), and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ ROSENFIELD AND COMPANY, PLLC

New York, New York

June 10, 2022